UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Focus Impact Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

FOCUS IMPACT ACQUISITION CORP.

1345 Avenue of the Americas, 33rd Floor
New York, NY 10105

PROXY STATEMENT SUPPLEMENT

December 26, 2023

To the Stockholders of Focus Impact Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Focus Impact Acquisition Corp. (“FIAC”), dated December 11, 2023 (the “Proxy Statement”), that was sent to you in connection with FIAC’s special meeting of stockholders that has been postponed to 10:00 a.m., Eastern Time, on December 29, 2023, virtually, at https://www.cstproxy.com/focus-impact/ext2023 (the “Stockholder Meeting”).

At the Stockholder Meeting, FIAC’s stockholders will be asked to consider and vote upon a proposal to amend FIAC’s amended and restated certificate of incorporation (the “Charter Amendment”) extend the date by which FIAC has to consummate a business combination (the “Termination Date”) from January 1, 2024 to April 1, 2024 (the “Charter Extension Date”) and to allow FIAC, without the need for another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to seven times, by an additional one month each time, after the Charter Extension Date, by resolution of FIAC’s board of directors (the “Board”), if requested by Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Extension Amendment Proposal”).

FIAC has filed this Supplement with the Securities and Exchange Commission to: (a) advise stockholders of a change, following market feedback, to the amount of cash that will be deposited into the required to remain in the trust account established in connection with FIAC’s initial public offering and (b) include a revised Annex A to the Proxy Statement to update for the additional amount of cash that will be deposited in the trust account.

CASH TO BE DEPOSITED IN TRUST ACCOUNT

Based on market feedback, all references to the amount of cash required to be deposited in the trust account for the initial extension until the Charter Extension Date, shall be the lesser of (a) $120,000 and (b) $0.06 per share of Public Stock (as defined below) that is not redeemed in connection with the Stockholder Meeting and all references to the amount of cash required to be deposited in the trust account for each monthly extension thereafter shall be the lesser of (x) $40,000 and (b) $0.02 per share of Public Stock that is not redeemed in connection with the Stockholder Meeting.

VOTING MATTERS

Only holders of record of FIAC’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or “Public Stock”) and shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), at the close of business on December 4, 2023, which is the record date for the Stockholder Meeting, are entitled to notice of the Stockholder Meeting and to vote and have their votes counted at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting. As of the close of business on December 22, 2023, there were 11,452,791 issued and outstanding shares of Common Stock, of which 10,702,791 shares of Class A Common Stock were held by public stockholders and Focus Impact Sponsor, LLC, FIAC’s sponsor and 750,000 shares of Class B Common Stock were held by Focus Impact Sponsor, LLC, FIAC’s sponsor. Each share is entitled to one vote per share at the Stockholder Meeting.

FIAC’s stockholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Before you vote, you should read the Proxy Statement and other documents that FIAC has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about FIAC and the Charter Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Charter Amendment or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: FIAC.info@investor.morrowsodali.com

By Order of the Board of Directors of Focus Impact Acquisition Corp.

/s/ Carl Stanton
Carl Stanton
Chief Executive Officer

You are not being asked to vote on the proposed business combination between FIAC and DevvStream Holdings Inc. (the “Business Combination”) at this time. If the Charter Amendment is implemented and you do not elect to redeem your shares of Public Stock, provided that you are a stockholder on the record date for the stockholder meeting to consider the Business Combination, you will be entitled to vote on such Business Combination when it is submitted to stockholders and will retain the right to redeem your shares of Public Stock for cash in the event such Business Combination is approved and completed or we have not consummated such Business Combination by the Termination Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Stockholder Meeting. If you are a stockholder of record, you may also cast your vote in person at the Stockholder Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Stockholder Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Extension Amendment Proposal.

This Supplement is dated December 26, 2023.

Annex A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FOCUS IMPACT ACQUISITION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

FOCUS IMPACT ACQUISITION CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.    The name of the Corporation is “Focus Impact Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 23, 2021 (the “Original Certificate”). An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 27, 2021 and on April 26, 2023 (the “Amended and Restated Certificate of Incorporation”).

2.    This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

3.    This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The text of Section 9.1(b) of Article IX is hereby amended and restated to read in full as follows:

(b)    Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriter’s over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on April 23, 2021 (as amended, the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation does not complete its initial Business Combination by April 1, 2024 (or November 1, 2024, if applicable under the provisions of this Section 9.1(b)) (in any case, such date being referred to as the “Termination Date”), and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of the Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of the Corporation’s Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are members or affiliates of Focus Impact Sponsor, LLC (the “Sponsor”) or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

Notwithstanding the foregoing or any other provisions of the Amended and Restated Certificate, in the event that the Corporation has not consummated a Business Combination by April 1, 2024, the Corporation may, without another stockholder vote, elect to extend the date to consummate the Business Combination on a monthly basis for up to seven times by an additional one month each time after April 1, 2024, by resolution of the Board, if requested by the Sponsor in writing, and upon five days’ advance notice prior to the applicable Termination Date, until November 1, 2024, provided that the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) will deposit the lesser of (a) $40,000 or (b) $0.02 for each then-outstanding share of Class A Common Stock into the Trust Account for each such monthly extension, for an aggregate deposit of up to the lesser of (a) $280,000 or (b) $0.14 for each then-outstanding share of Class A Common Stock (if all seven additional monthly extensions are exercised), in exchange for one or more unsecured promissory notes issued by the Corporation to the Lender. If the Corporation completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note or convert a portion or all of the amounts loaned under such promissory note into warrants, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the Offering. If the Corporation does not complete a Business Combination by the applicable Termination Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

5.     The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows:

(d)          In the event that the Corporation has not consummated an initial Business Combination by April 1, 2024 (or November 1, 2024, if applicable under the provisions of Section 9.1(b)), the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

6.     The text of Section 9.7 of Article IX is hereby amended and restated to read in full as follows:

Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Amended and Restated Certificate of Incorporation (i) that would modify the substance or timing of the Corporation’s obligation to provide Public Stockholders the right to have their shares of Class A Common Stock redeemed in connection with an initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by April 1, 2024 (or November 1, 2024, if applicable under the provisions of Section 9.1(b)) or (ii) with respect to any other provisions relating to the rights of holders of the Class A Common Stock, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

IN WITNESS WHEREOF, Focus Impact Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this day of [●], 2023.

FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer